APPENDIX B
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                                                                 As Adopted
                                                                  5/24/01
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                               FRESH BRANDS, INC.
                   2001 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                   ARTICLE 1
                      ESTABLISHMENT, PURPOSE AND DURATION.

     Section 1.1. Establishment of the Plan. Fresh Brands, Inc. hereby establishes an incentive compensation plan to be known as "Fresh Brands, Inc. 2001 Nonemployee Director Stock Option Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options to Nonemployee Directors, subject to the terms and provisions set forth herein. The Plan shall be effective upon the date that the Company's shareholders approve the Plan so long as such approval occurs on or before December 14, 2001 (the "Effective Date") and no Grants shall be made prior to the Effective Date.

     Section 1.2. Purpose of the Plan. The purpose of the Plan is to promote the best interests of the Company and its shareholders by providing Nonemployee Directors (as defined below) with an opportunity to acquire a, or increase their, proprietary interest in the Company. It is intended that the Plan will enhance the incentives and personal interests in the welfare of the Company by the Nonemployee Directors who are responsible for shaping the long-range plans of the Company and securing the Company's continued growth and financial success.

     Section 1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to ARTICLE 7 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Option be granted under the Plan on or after the tenth anniversary of the Effective Date.

                                   ARTICLE 2
                                  DEFINITIONS.

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word or words is capitalized:

     (a) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (b) "Board" or "Board or Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer part or all of the Plan consistent with the terms of the Plan.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Committee" shall mean the Stock Option Committee of the Board of Directors of the Company (or any other committee or committees thereof designated by such Board to administer the Plan); provided, however, that the Committee is composed of not less than two directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3.



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     (e) "Company" means Fresh Brands, Inc., a Wisconsin corporation, or any successor thereto as provided in Section 8.6 herein.

     (f) "Director" means any individual who is a member of the Board of Directors.

     (g) "Employee" means any full-time or part-time employee of the Company or any of its subsidiaries. For purposes of the Plan, an individual whose only employment relationship with the Company or its subsidiaries is as a Director or a consultant shall not be deemed to be an Employee.

     (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     (i) "Fair Market Value" means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

     (j) "Grant" means a grant of Nonqualified Stock Options under the Plan.

     (k) "Nonemployee Director" means any Director who is not otherwise an Employee.

     (l) "Nonqualified Stock Option" means an Option to purchase Shares granted under ARTICLE 6 herein.

     (m) "Option" means a Nonqualified Stock Option granted under the Plan.

     (n) "Option Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Grant granted under the Plan.

     (o) "Option Price" means the exercise price at which a Share may be purchased under an Option.

     (p) "Participant" means a Nonemployee Director of the Company who has outstanding a viable Grant under the Plan.

     (q) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     (r) "Shares" shall mean shares of common stock of the Company, $0.05 par value, and such other securities or property as may become subject to Grants pursuant to an adjustment made under ARTICLE 4 of the Plan.

                                   ARTICLE 3
                                 ADMINISTRATION.

     Section 3.1. The Committee. The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by those members of the Board of Directors of the Company who qualify as "disinterested persons" under Rule 16b-3.


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

     Section 3.2. Administration by the Committee. The Committee shall have the full power, discretion and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Committee have the power to determine eligibility to participate in the Plan, or to determine the number, the value, the vesting or exercise period or the timing of Grants to be made under the Plan (all such determinations are automatic pursuant to the provisions of the Plan). Any action taken by the Committee with respect to the administration of the Plan which would violate Rule 16b-3(c)(2) under the Exchange Act (or any successor provision) shall be null and void.

     Section 3.3. Decisions Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Grant shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any affiliate, any Nonemployee Director, any holder or beneficiary of any Grant, any shareholder and any employee of the Company or of any Affiliate.

                                   ARTICLE 4
                           SHARES SUBJECT TO THE PLAN.

     Section 4.1. Number of Shares. Subject to adjustment as provided in Section 4.1(e):

     (a) Number of Shares Available. The number of Shares with respect to which Grants may be granted under the Plan shall be 200,000.

     (b) Accounting for Grants. The number of Shares covered by a Grant under the Plan, or to which such Grant relates, shall be counted on the date of grant of such Grant against the number of Shares available for granting Grants under the Plan.

     (c) Sources of Shares Deliverable Under Grants. Any Shares delivered pursuant to a Grant may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     (d) Lapsed Grants. If any Share under an Option granted under the Plan terminates, expires or lapses for any reason, such Share again shall become automatically available for issuance pursuant to other Grants under the Plan. However, in the event that prior to the Option's termination, expiration or lapse, the holder of the Options at any time received one or more "benefits of ownership" pursuant to such Options (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Options shall not be made available for regrant under the Plan.

     (e) Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares (excluding cash dividends), the Committee may make such adjustments to outstanding Options (including, without limitation, the number of Shares subject to the Options and the Option Price) as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or diminishment of a Grant and to otherwise appropriately adjust the remaining number of Shares reserved and available for Grants under Section 4.1 of the Plan; provided, however, that no such adjustment shall be made if the adjustment may cause the Plan to fail to comply with the "formula award" exception, as set forth in Rule 16b-3(c)(2)(ii)(A) under the Exchange Act (or any successor provision).


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                                   ARTICLE 5
                         ELIGIBILITY AND PARTICIPATION.

     Section 5.1. Eligibility. Persons eligible to participate in the Plan are limited to Nonemployee Directors.

     Section 5.2. Actual Participation. Each Nonemployee Director during the term of this Plan shall receive a Grant pursuant to the terms and provisions set forth in ARTICLE 6 herein.

                                   ARTICLE 6
                           NONQUALIFIED STOCK OPTIONS.

     Section 6.1. Automatic Grants. Subject to adjustment as provided in Section 4.1(e), on the date of initial election or appointment of a Nonemployee Director during the term of the Plan or, on the Effective Date in the case of each Nonemployee Director who is serving as such on the Effective Date, each such Nonemployee Director shall be automatically granted an Option to purchase 5,000 Shares. Subject to adjustment as provided in Section 4.1(e), thereafter, on the final day of each fiscal year of the Company during the term of the Plan, each then serving Nonemployee Director shall be automatically granted an Option to purchase 5,000 Shares. The specific terms and provisions of such Grants shall be consistent with the terms of the Plan and incorporated into Option Agreements, executed pursuant to Section 6.3 of the Plan.

     Section 6.2. Limitation on Grants. Other than the automatic Grants provided in Section 6.1 herein, no additional Options shall be granted under the Plan.

     Section 6.3. Option Agreements. Each Grant shall be evidenced by an Option Agreement that shall specify the Option Price, the duration of the Option, the number of Shares available for purchase under the Option Agreement, and such other provisions as the Committee shall determine appropriate, consistent with the terms of the Plan.

     Section 6.4. Option Price. The exercise price per Share of an Option granted pursuant to this Section 6.4 shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

     Section 6.5. Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

     Section 6.6. Exercisability of Shares Subject to Option. Subject to Section 6.7, an Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Grants, other property or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

     Section 6.7. Termination of Directorship. If a Participant ceases to be a Director for any reason, including death, disability or retirement, all Options granted to such Participant which


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remain outstanding shall remain exercisable for six months following the date the Nonemployee Director's service on the Board terminates, or until the respective Options' expiration date, whichever period is shorter.

     Section 6.8. Restrictions on Share Transferability. Shares acquired pursuant to the exercise of an Option under the Plan shall be subject to applicable restrictions under applicable federal securities laws, under the requirements of any national securities exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     Section 6.9. Nontransferability of Options. Except as otherwise provided by the Board of Directors of the Company or the Committee, Grants granted under the Plan shall not be transferable other than as designated by the Nonemployee Director by will or by the laws of descent and distribution. In the event that the Board of Directors of the Company or the Committee shall permit a transfer of a Grant, any permitted transferee shall have all of the rights of the Nonemployee Director under the Plan, as if the Nonemployee Director had retained such Grant.

                                   ARTICLE 7
                    AMENDMENT, MODIFICATION AND TERMINATION.

     Section 7.1. Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by: (i) the rules and/or regulations promulgated under Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3); (ii) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); or (iii) the quotation or listing requirements of the Nasdaq National Market or any principal securities exchange or market on which the Shares are then traded (in order to maintain the quotation or listing of the Shares thereon). Termination of the Plan shall not affect the rights of Nonemployee Directors with respect to Grants previously granted to them, and all unexpired Grants shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

     Section 7.2. Correction of Defects, Omissions and Inconsistencies. The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Grant or Option Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

                                   ARTICLE 8
                                 MISCELLANEOUS.

     Section 8.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     Section 8.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.



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     Section 8.3. No Right of Nomination or Directorship. Nothing in the Plan or
any Option Agreement shall be deemed to create any obligation on the part of the Board to appoint or nominate any Director or other Person for election or appointment to the Board or any right of any Person to serve as a Director. Nothing herein or in any Option Agreement shall interfere in any way with the right of the Company, its Board or its shareholders to terminate a Participant's status as a Director at any time consistent with the Company's Articles of Incorporation and Bylaws.

     Section 8.4. Shares Available. The Shares made available pursuant to Grants under the Plan may be either authorized but unissued Shares, or Shares which have been or may be reacquired by the Company, as determined from time to time by the Board.

     Section 8.5. Additional Compensation. Options granted under the Plan shall be in addition to any annual retainer, attendance fees, expense reimbursements or other compensation or benefits payable to each Participant as a result of his or her service on the Board or otherwise.

     Section 8.6. Successors. All obligations of the Company under the Plan, with respect to Grants hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock and/or assets of the Company or its subsidiaries.

     Section 8.7. Requirements of Law. Grants under the Plan shall be subject to all applicable laws rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     Section 8.8. Governing Law. The Plan and all Option Agreements hereunder shall be construed in accordance with and governed by the internal laws of the State of Wisconsin.







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